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                                  EXHIBIT 21.1
                     LIST OF SUBSIDIARIES OF THE REGISTRANT

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                                                                 JURISDICTION OF         NAMES UNDER WHICH
SUBSIDIARY                                                       INCORPORATION            DOING BUSINESS
----------                                                       -------------           -----------------
Autohansa Autovermietung E. Siebert GmbH
Autovermietung Westfehling GmbH                                       France
Avenir Location S.A                                                   France
BGI Airport Parking, Inc.                                             Delaware
BGI Shared Services, Inc.                                             Delaware
BGI Shared Services, LLC                                              Delaware
BRAC (Bermuda) Holdings Limited                                       Bermuda
BRAC Credit Corporation                                               Delaware
BRAC Limited (Scotland)                                               Scotland
BRAC Reinsurance Company Ltd.                                         Bermuda
BRAC SOCAL Funding Corporation                                        Delaware
BRACRENT, S.A                                                         Spain
BTI (U.K.) plc                                                        England
Budget Car Sales, Inc.                                                Indiana
Budget Deutschland GmbH                                               Germany
Budget Fleet Finance Corporation                                      Delaware
Budget France, S.A                                                    France
Budget Funding Corporation                                            Delaware
Budget Group Capital Trust                                            Delaware
Budget Italia S.p.A                                                   Italy
Budget Lease Management (Car Sales) Ltd.                              New Zealand
Budget Leasing Ltd.                                                   England
Budget Locacao de Veiculos Ltda                                       Brazil
Budget Nice S.A                                                       France
Budget Rent a Car Asia-Pacific, Inc.                                  Delaware
Budget Rent a Car Australia Pty. Ltd.                                 Australia
Budget Rent a Car Caribe Corporation                                  Delaware
Budget Rent a Car Corporation                                         Delaware
Budget Rent a Car Espana, S.A                                         Spain
Budget Rent a Car Limited                                             New Zealand
Budget Rent a Car Ltd. (Ireland)                                      England
Budget Rent a Car of Canada Limited                                   Canada
Budget Rent A Car of Japan, Inc.                                      Delaware
Budget Rent a Car of St. Louis, Inc.                                  Missouri
Budget Rent a Car Operations Pty Ltd.                                 Australia
Budget Rent-A-Car International, Inc.                                 Delaware
Budget Rent-A-Car of the Midwest, Inc.                                Missouri
Budget Rent-A-Car Systems, Inc.                                       Delaware
Budget Sales Corporation                                              Delaware
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                                                                  JURISDICTION OF            NAMES UNDER WHICH
SUBSIDIARY                                                         INCORPORATION              DOING BUSINESS
----------                                                          -------------           -----------------
Budget Storage Corporation                                            Delaware
Budget-Storage USA Joint Venture, LLC
Business Rent a Car GmbH                                              Austria
BVM, Inc.                                                             Ohio
Camfox Pty Ltd
Cariex Sarl                                                           France
Carson Chrysler Plymouth Dodge Jeep Eagle, Inc.                       Indiana
Compact Rent a Car Ltd.                                               Canada
Control Risk Corporation                                              Illinois
Dayton Auto Lease Company, Inc.                                       Delaware
Directors Row Management Company, LLC                                 Indiana
Expansive Soperfi                                                     France
Financiere Orix                                                       France
IN Motors VI, LLC                                                     Indiana
JSR Ltd.
Mastering the Move Realty, Inc.                                       Florida
Mosiant Car Sales, Inc.                                               Louisiana
NYRAC Inc.                                                            New York
Paul West Ford, Inc.                                                  Florida
Philip Jacobs Insurance Agency, Inc.                                  California
Polyhire Ltd.
Premier Car Rental LLC                                                Georgia
Reservation Services, Inc.                                            Texas
Ritz Services, Inc. d/b/a Granada Travel Agency                       Florida
Ryder Move Management, Inc.                                           Oregon
Ryder Relocation Services, Inc.                                       Florida
Ryder TRS, Inc.                                                       Delaware
S.A. Groupe Collinet                                                  France
Societe Financiere et de Participation                                France
Target Rent a Car Ltd.                                                New Zealand
TCS Properties, LLC                                                   Indiana
Team Car Sales of Charlotte, Inc.                                     Delaware                 Budget Car Sales
Team Car Sales of Dayton, Inc.                                        Delaware                 Budget Car Sales
Team Car Sales of Philadelphia, Inc.                                  Delaware                 Budget Car Sales
Team Car Sales of Richmond, Inc.                                      Delaware                 Budget Car Sales
Team Car Sales of San Diego, Inc.                                     Delaware                 Budget Car Sales
Team Car Sales of Southern California, Inc.                           Delaware                 Budget Car Sales
Team Claims Services, Inc.
Team Fleet Financing Corporation                                      Delaware
Team Fleet Services Corporation                                       Delaware
Team Holdings Corp.                                                   Illinois
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
                                                                  JURISDICTION OF           NAMES UNDER WHICH
SUBSIDIARY                                                         INCORPORATION              DOING BUSINESS
----------                                                        ---------------           -----------------
Team Realty Services, Inc.                                            Delaware
The Move Shop, Inc.                                                   Florida
Transportation and Storage Associates                                 California
ValCar Rental Car Sales, Inc.                                         Indiana
Vehicle Rental Access Company, LLC
Warren Wooten Ford, Inc.                                              Florida
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